         Exhibit 10.7
                             SECURED PROMISSORY NOTE


Principal:  $700,000                        Issue  Date:   January 3, 2000
Interest:        10%

                  FOR VALUE RECEIVED, VantageMed Corporation, a Delaware corporation (the "Company"), hereby promises to pay to Friedli Corporate Finance (the "Lender"), or its transferee or assign (the "Holder") of this Secured Promissory Note (the "Note"), in accordance with the terms hereof, the aggregate principal sum of Seven Hundred Thousand Dollars ($700,000), together with interest thereon from the date of this Note on the unpaid principal balance. Simple interest shall accrue at a rate equal to ten percent (10%) per annum and be payable monthly on or before the third business day of each month. Principal plus a premium payment equal to 7% of the outstanding principal amount of the Note will be due and payable to the Holder at the earlier to occur of the completion of VantageMed's contemplated initial public offering, or July 1, 2000.

                  This Note may be transferred or assigned at any time upon notice to the Company of such transfer or assignment. No such transfer or assignment shall be effective until notice of such, including the name and address of the assignee, has been received by the Company. Notwithstanding the foregoing, this Note may not be transferred or assigned in violation of any laws, including United States securities laws, and the Company shall refuse to recognize any such purported transfer or assignment.

                  All payments shall be made in lawful money of the United States of America and in immediately available funds at the principal office of the Lender, or at such other place as the Lender or any Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of principal, together with accrued interest, may be made at any time without penalty.

                  This Note shall be governed by and construed in accordance with the laws of the State of California, without considering State of California choice of law provisions. Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent for the Company upon receipt of a check payable to Holder for any cash amounts payable as described above.

                  This Note shall be secured with all tangible and intangible assets of the Company and shall be senior to all other obligations, except for the following three notes:

PARTY/(COMMENTS)                      ORIGINAL AMOUNT           BALANCE DUE

Former Shareholders of Civitec              $ 383,040           $ 204,000
Mike Kipp (Trend Sierra former owner)     $ 1,400,000           $ 1,100,000
Friedli Corporate Finance, Inc.           $ 3,000,000           $ 3,000,000

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                  The Company shall take all reasonable and customary actions to assist Lender in perfecting Lender's security interest as set forth above, including filing appropriate UCC-1's within five (5) days after request therefor by Lender, subject to Lender executing and delivering to the Company all necessary documents.

                  No course of dealing and no delay on the part of any Lender in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such person's rights, powers or remedies. No right, power or remedy conferred by the Note shall be exclusive of any other right, power or remedy referred to herein or hereafter accessible at law, in equity, by statute or otherwise.

                  No waiver or modification of the terms of this Note shall be valid unless in a writing referring to this Note and signed by the Lender.


                                               VANTAGEMED CORPORATION

                                               /s/ James Seiler
                                               -------------------------------
                                               By: James Seiler
                                               Its: Chief Executive Officer